Exhibit 10.5

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR (IV) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE (WHICH FOR THE AVOIDANCE OF DOUBT SHALL REQUIRE NEITHER CONSENT NOR THE DELIVERY OF AN OPINION).

WARRANT TO PURCHASE COMMON STOCK

Number of Shares: [●]

(subject to adjustment)

Warrant No. [●]	Original Issue Date: March 17, 2025

Yoshiharu Global Co., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [●] or its registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to a total of [●] shares of Class A common stock, $0.0001 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price per share equal to $0.01 (as adjusted from time to time as provided in Section 9 herein, the “Exercise Price”), upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”) at any time and from time to time on or after the date hereof (the “Original Issue Date”) and on or prior to 5:00 p.m. (New York City time) on March 17, 2035 (the “Termination Date”) but not thereafter, subject to the following terms and conditions.

1. Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 of the Securities Act.

“Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Principal Trading Market for such security, as reported by Bloomberg Financial Markets, or, if such Principal Trading Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or, if no last trade price is reported for such security by Bloomberg Financial Markets, the average of the bid and ask prices, of any market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly OTC Markets Inc.). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then an independent appraiser selected in good faith by the Holders representing a majority of the Warrant Shares underlying the Warrants then outstanding shall determine the fair market value of such security, and the fees and expenses of such independent appraiser shall be paid by the Company. The determination of the independent appraiser shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

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“Commission” means the U.S. Securities and Exchange Commission.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, government or any department or agency thereof, or any other entity or organization.

“Principal Trading Market” means the national securities exchange or other trading market on which the Common Stock is primarily listed on and quoted for trading, which, as of the Original Issue Date, shall be The Nasdaq Capital Market.

“Requisite Stockholder Approval” means the stockholder approval contemplated by NASDAQ Listing Standard Rule 5635(d) with respect to the issuance of shares of Common Stock upon exercise of the Warrants in excess of the limitations imposed by such rule; provided, however, that the Requisite Stockholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing standards of The NASDAQ Stock Market LLC, such stockholder approval is no longer required for the Company to effect any adjustment pursuant to Section 9(c).

“Securities Act” means the U.S. Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, for the Principal Trading Market with respect to the Common Stock that is in effect on the date of delivery of an applicable Exercise Notice, which as of the Original Issue Date was “T+1.”

“Trading Day” means any weekday on which the Principal Trading Market is normally open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transfer Agent” means VStock Transfer, LLC, the Company’s transfer agent and registrar for the Common Stock, and any successor appointed in such capacity.

“Warrant Agent” means the Company and any successor appointed in such capacity pursuant to Section 14.

2. Issuance of Securities; Registration of Warrants. The Company shall register ownership of this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any assignee to which this Warrant is permissibly assigned hereunder) from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3. Registration of Transfers. Subject to compliance with all applicable securities laws, the Company shall, or will cause the Warrant Agent to, register the transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, together with a written assignment of this Warrant substantially in the form attached hereto as Schedule 2 duly executed by the Holder, and payment for all applicable transfer taxes (if any) accompanied by reasonable evidence of authority of the party making such request that may be required by the Warrant Agent. Upon any such registration or transfer, a new warrant to purchase Common Stock in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. The Company shall, or will cause the Warrant Agent to, prepare, issue and deliver at the Company’s own expense any New Warrant under this Section 3. Until due presentment for registration of transfer, the Company may treat the registered Holder hereof as the owner and holder for all purposes, and the Company shall not be affected by any notice to the contrary.

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4. Exercise of Warrants.

(a) All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by this Warrant at any time and from time to time on or after the Original Issue Date and on or before the Termination Date.

(b) The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached as Schedule 1 hereto (the “Exercise Notice”), completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice pursuant to Section 10 below), and the date on which the last of such items is delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares, if any.

(c) The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this section, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

5. Delivery of Warrant Shares.

(a) Upon exercise of this Warrant, the Company shall promptly (but in no event later than the number of Trading Days comprising the Standard Settlement Period following the Exercise Date), upon the request of the Holder, cause the Transfer Agent to credit such aggregate number of shares of Common Stock specified by the Holder in the Exercise Notice and to which the Holder is entitled pursuant to such exercise (the “Exercise Shares”) to (i) the Holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit Withdrawal At Custodian system or (ii) in book-entry form via a direct registration system (“DRS”) maintained by or on behalf of the Transfer Agent, in each case, so long as either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or the resale of such Warrant Shares by the Holder or (B) the Exercise Shares are eligible for resale by the Holder without volume or manner-of-sale restrictions pursuant to Rule 144 promulgated under the Securities Act (assuming cashless exercise of this Warrant). If (A) and (B) above are not true, the Company shall cause the Transfer Agent to either (i) record the Exercise Shares in the name of the Holder or its designee on the certificates reflecting the Exercise Shares with an appropriate legend regarding restriction on transferability, which shall be issued and dispatched by overnight courier to the address as specified in the Exercise Notice, and on the Company’s share register or (ii) issue such Exercise Shares in the name of the Holder or its designee in restricted book-entry form in the Company’s share register. The Holder, or any Person so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account, the date of the book entry positions or the date of delivery of the certificates evidencing such Exercise Shares, as the case may be.

(b) In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to deliver to the Holder or its designee Exercise Shares in the manner required pursuant to Section 5(a) within the Standard Settlement Period following the Exercise Date (other than a failure caused by incorrect or incomplete information provided by the Holder to the Company or pursuant to Section 5(d) or 5(e)) and the Holder or the Holder’s broker on its behalf purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”) but did not receive within the Standard Settlement Period, then the Company shall, within five (5) Trading Days after the Holder’s request and in the Holder’s sole discretion, either (1) pay in cash to the Holder an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased, at which point the Company’s obligation to issue such Warrant Shares shall terminate or (2) promptly honor its obligation to deliver to the Holder or its designee such Warrant Shares or credit the Holder’s or its designee’s balance account with DTC for such Warrant Shares and pay cash to the Holder in an amount equal to Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased in the Buy-In, less the product of (A) the number of shares of Common Stock purchased in the Buy-In, and (B) the Closing Sale Price of a share of Common Stock on the Exercise Date. The Holder shall provide the Company written notice promptly after the occurrence of a Buy-In, indicating the amounts payable to the Holder in respect of the Buy-In together with applicable confirmations and other evidence reasonably requested by the Company.

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(c) To the extent permitted by law and subject to Section 5(b), the Company’s obligations to issue and deliver Warrant Shares in accordance with and subject to the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Except to the extent the Company has fully performed its obligations under the provisions of Section 5(b) with respect to a particular delivery failure, nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(d) The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 4 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Exercise Notice, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 5(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 5(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the Holder’s submission of an Exercise Notice shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act. For purposes of this Section 5(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder in its sole discretion and at its option, upon written notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 5(d). Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant and with respect to any Successor Entity (as defined in Section 9(d)), if applicable. For the avoidance of doubt, nothing in this Section 5(d) shall in any manner restrict or limit the Alternate Consideration that a Holder shall be entitled to receive pursuant to Section 9(d) upon the occurrence of a Fundamental Transaction, it being understood that if the Holder’s right to receive securities upon exercise of this Warrant in a Fundamental Transaction would result in the Holder exceeding the Beneficial Ownership Limitation (with respect to either the Company or any Successor Entity (as defined in Section 9(d)), then the Holder shall not be entitled to receive such securities in such Fundamental Transaction to such extent (or in the beneficial ownership of any shares of Common Stock (or other securities of a Successor Entity) as a result of such Fundamental Transaction to such extent) and the portion of such securities shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation.

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(e) Further, in the event that the Company has not obtained Requisite Stockholder Approval or permission to use the financial viability exception pursuant to NASDAQ Rule 5635(d) for the issuance of the Securities under the Subscription Agreement, then the Company may not issue upon exercise of this Warrant a number of shares of Common Stock, which, when aggregated with any shares of Common Stock issued pursuant to the subscription agreements executed contemporaneously between the Company and other investors or holders of Warrants (whether for Common Stock or Warrants) would equal twenty (20%) percent or more of the Common Stock or twenty (20%) percent or more of the voting power of the Company outstanding before the issuance, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of the Subscription Agreement.

6. Charges, Taxes and Expenses. Issuance and delivery of Exercise Shares shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense (excluding any applicable stamp duties) in respect of the issuance of such shares, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any Warrant Shares or the Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof. The Company shall pay all Transfer Agent fees required for same-day processing of any Exercise Notice and all fees to DTC (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable indemnity, if requested by the Company, but without any requirement that a surety bond be procured, provided or posted unless requested by a third-party transfer agent. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8. Reservation of Warrant Shares. The Company covenants that it will, at all times while this Warrant is outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and non-assessable. The Company will take all such action as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed. The Company further covenants that it will not, without the prior written consent of the Holder, take any actions to increase the par value of the Common Stock at any time while this Warrant is outstanding.

9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant (the “Number of Warrant Shares”) are subject to adjustment from time to time as set forth in this Section 9.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock or any other equity or equity equivalent securities, that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combines (including by way of reverse stock split) its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issues by reclassification of shares of capital stock any additional shares of Common Stock of the Company, then in each such case the Number of Warrant Shares shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, provided, however, that if such record date shall have been fixed and such dividend is not fully paid on the date fixed therefor, the Number of Warrant Shares shall be recomputed accordingly as of the close of business on such record date and thereafter the Number of Warrant Shares shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends. Any adjustment pursuant to clause (ii), (iii) or (iv) of this paragraph shall become effective immediately after the effective date of such subdivision, combination or issuance.

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(b) Pro Rata Distributions. If, on or after the Original Issue Date and at any time while this Warrant is outstanding, the Company shall declare or make any dividend or other pro rata distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction, but, for the avoidance of doubt, excluding any distribution of shares of Common Stock subject to Section 9(a), any distribution of Purchase Rights (as defined below) subject to Section 9(c) and any Fundamental Transaction (as defined below) subject to Section 9(d)) (a “Distribution”) then, in each such case, the Holder shall be entitled to receive such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including, without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(c) Purchase Rights. If at any time on or after the Original Issue Date and at any time while this Warrant is outstanding, the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property, in each case pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then in each such case, the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including, without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights. As used in this Section 9(c), (i) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities and (ii) “Convertible Securities” mean any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

Notwithstanding the foregoing provisions of Section 9(c), unless and until the Requisite Stockholder Approval is obtained, no adjustment pursuant to the foregoing paragraph will be made to the extent, but only to the extent, such adjustment would result in a violation of the Company of the stockholder approval contemplated by Nasdaq Listing Standard 5635(d) with respect to the issuance of shares of Common Stock upon exercise of the Warrants in excess of the limitations imposed by such rule. Unless and until the Requisite Stockholder Approval is obtained, the Company will not, without the prior written consent of Holders of a majority of the Warrant Shares underlying the Warrants then outstanding, effect any grant, issuance or sale of Purchase Rights, if the adjustment on account of any such grant, issuance or sale pursuant to the foregoing paragraph would be limited by the immediately preceding sentence. If the Requisite Stockholder Approval is obtained at any time after any adjustment is limited pursuant to the first sentence of this paragraph, then, effective as of the time such Requisite Stockholder Approval is obtained, the adjustment that would then be in effect assuming that the first sentence of this paragraph had not applied shall be permitted. “

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(d) Fundamental Transactions. If, at any time while this Warrant is outstanding (i) the Company, directly or indirectly, in one or more related transactions, effects any merger or consolidation of the Company with or into another Person, in which the Company is not the surviving entity or in which the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation, (ii) the Company, directly or indirectly effects any sale, lease, license, assignment, transfer, conveyance or other disposition to another Person of all or substantially all of its assets in one or a series of related transactions, (iii) any direct or indirect purchase offer, tender offer or exchange offer (whether by the Company or another Person), is completed pursuant to which holders of capital stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock or 50% or more of the outstanding voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires (i) more than 50% of the voting power of the capital stock of the Company (except for any such transaction in which the stockholders of the Company immediately prior to such transaction maintain, in substantially the same proportions, the voting power of such Person immediately after the transaction) or (ii) more than 50% of the outstanding capital stock of the Company or (v) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above) (in any such case, a “Fundamental Transaction”), then following such Fundamental Transaction the Holder shall have the right to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein (the “Alternate Consideration”). If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall not effect any Fundamental Transaction in which the Company is not the surviving entity or the Alternate Consideration includes securities of another Person unless (x) the Alternate Consideration is solely cash and the Company provides for the simultaneous “cashless exercise” of this Warrant pursuant to Section 10 below or (y) prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or other Person (including any purchaser of assets of the Company) (the “Successor Entity”) shall assume the obligation to deliver to the Holder such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Warrant. In addition, the Company shall cause any Successor Entity to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 9(d) pursuant to written agreements in connection with such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately prior to such Fundamental Transaction, and with an exercise price that applies the Exercise Price hereunder to such shares of capital stock (but taking into account the relative value of the Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. The provisions of this paragraph (d) shall similarly apply to subsequent transactions analogous to a Fundamental Transaction type. For purposes of any such exercise in connection with a Fundamental Transaction, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.

(e) Number of Warrant Shares. Simultaneously with any adjustment to the Number of Warrant Shares pursuant to Section 9, the Exercise Price shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased Number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment. Notwithstanding the foregoing, in no event may the Exercise Price be adjusted below the par value of the Common Stock then in effect.

(f) Calculations. All calculations under this Section 9 shall be made to the nearest one-tenth of one cent or the nearest share, as applicable.

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(g) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(h) Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice of such transaction at least ten (10) days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. In addition, if while this Warrant is outstanding, the Company authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction contemplated by Section 9(d), other than a Fundamental Transaction under clause (iii) of Section 9(d), the Company shall deliver to the Holder a notice of such Fundamental Transaction at least thirty (30) days prior to the date such Fundamental Transaction is consummated; provided, that the Company shall use its reasonable best efforts to inform the Holder of any Fundamental Transaction at least sixty (60) days prior to the date such Fundamental Transaction is consummated. Holder agrees to maintain any information disclosed pursuant to this Section 9(h) in confidence until such information is publicly available, and shall comply with applicable law with respect to trading in the Company’s securities following receipt of any such information.

10. Payment of Exercise Price. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, satisfy its obligation to pay the Exercise Price through a “cashless exercise”, in which event the Company shall issue to the Holder the number of Warrant Shares in an exchange of securities effected pursuant to Section 3(a)(9) of the Securities Act, determined as follows:

X = Y [(A-B)/A]

where:

“X” equals the number of Warrant Shares to be issued to the Holder;

“Y” equals the total number of Warrant Shares with respect to which this Warrant is then being exercised;

“A” equals the Closing Sale Price of the shares of Common Stock as of the Trading Day immediately preceding the Exercise Date; and

“B” equals the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a “cashless exercise” transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the Original Issuance Date (provided that the Commission continues to take the position that such treatment is proper at the time of such exercise). In the event that a registration statement registering the issuance of Warrant Shares is, for any reason, not effective at the time of exercise of this Warrant, then this Warrant may only be exercised through a cashless exercise, as set forth in this Section 10. If the Warrant Shares are issued in such a cashless exercise, the Company acknowledges and agrees that, in accordance with Section 3(a)(9) of the Securities Act, the Exercise Shares shall take on the characteristics of the Warrants being exercised and the holding period of the Warrants being exercised may be tacked on to the holding period of the Warrant Shares (provided that the Commission continues to take the position that such treatment is proper at the time of such exercise). Except as set forth in Section 5(b) (with respect to the Buy-In remedy), Section 9(d) (Fundamental Transactions) and Section 11 (No Fractional Shares), in no event will the exercise of this Warrant be settled in cash.

11. No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the number of Warrant Shares to be issued shall be rounded down to the next whole number and the Company shall pay the Holder in cash the fair market value (based on the Closing Sale Price) for any such fractional shares.

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12. Representations of the Holder. In connection with the issuance of this Warrant, the Holder specifically represents, as of the date hereof, to the Company by acceptance of this Warrant as follows:

(a) The Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Holder is acquiring this Warrant and the Warrant Shares to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act.

(b) The Holder understands and acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(c) The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Shares. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects and financial condition of the Company.

13. Notices. Whenever notice is required to be given under this Warrant, including, without limitation, an Exercise Notice, unless otherwise provided herein, such notice shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth below at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via email attachment at the email address as set forth below attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given, and will be delivered and addressed as follows:

(i) If to the Company, to:

Yoshiharu Global Co.

6940 Beach Boulevard

Suite D-705

Buena Park, CA 90621

Attn: James Chae

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Attention: Alexandria Kane

Email: akane@loeb.com

(ii) if to the Holder, at such address or other contact information delivered by the Holder to Company or as is on the books and records of the Company.

14. Warrant Agent. The Company shall initially serve as warrant agent under this Warrant. Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

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15. Miscellaneous.

(a) No Rights as a Stockholder. Except as otherwise set forth in this Warrant, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant (including the enumeration herein of the rights or privileges of the Holder) shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

(b) Further Assurances.

(i) Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate or articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant. Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(ii) The Company represents and warrants that, as of the date hereof, (i) the issued and outstanding Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and listed for trading on a Trading Market; (ii) there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by any Trading Market or the Commission with respect to any intention by such entity to deregister the Common Stock or prohibit or terminate the listing of the Common Stock on any Trading Market, except as disclosed in the Company’s reports under the Exchange Act; and (iii) the Company has taken no action that is designed to terminate the registration of Common Stock under the Exchange Act.

(c) The Company has provided the Holder with a true and correct record of the number of: (i) issued and outstanding shares of Common Stock; (ii) issued and outstanding shares of preferred stock of the Company; and (iii) warrants, in each case as of March 17, 2025.

(d) Successors and Assigns. Subject to compliance with applicable securities laws, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company without the written consent of the Holder, except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the Company and the Holder and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns.

(e) Amendment and Waiver. The provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

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(f) Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

(g) Governing Law; Jurisdiction. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PERSON AT THE ADDRESS IN EFFECT FOR NOTICES TO IT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(h) Headings. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(i) Severability. If any part or provision of this Warrant is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Warrant shall remain binding upon the parties hereto.

(j) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable external attorneys’ fees of one counsel, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the Original Issue Date.

Yoshiharu Global Co.

By:
Name:
Title:

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SCHEDULE 1

FORM OF EXERCISE NOTICE

[To be executed by the Holder to purchase shares of Common Stock under the Warrant]

Ladies and Gentlemen:

(1) The undersigned is the Holder of Warrant No. __ (the “Warrant”) issued by Yoshiharu Global Co., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2) The undersigned hereby exercises its right to purchase _____ Warrant Shares pursuant to the Warrant.

(3) The Holder intends that payment of the Exercise Price shall be made as (check one):

☐	Cash Exercise

☐	“Cashless Exercise” under Section 10 of the Warrant

(4) If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $ _____ in immediately available funds to the Company in accordance with the terms of the Warrant.

(5) Pursuant to this Exercise Notice, the Company shall deliver to the Holder Warrant Shares determined in accordance with the terms of the Warrant.

(6) By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder (i) is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended and (ii) will not beneficially own in excess of the number of shares of Common Stock permitted to be owned under Section 5(d) of the Warrant to which this notice relates.

Dated:

Name of Holder:

By:
Name:
Title:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

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SCHEDULE 2

ASSIGNMENT FORM

[To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.]

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:

(Please Print)
Phone Number:
Email Address:
Dated:
Holder’s Signature:
Holder’s Address:

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